SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 6, 1998

                                ECOS GROUP, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             COLORADO               0-16322           84-1061207
             --------               -------           ----------
            (STATE OF          (COMMISSION FILE       (IRS EMPLOYER
            INCORPORATION)          NUMBER)           IDENTIFICATION
                                                          NUMBER)


            99 S.E. FIFTH STREET, FOURTH FLOOR, MIAMI, FLORIDA 33131
           ----------------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE REGISTRANT)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 374-8300


          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On 6 November, 1998, the Registrant's Board of Directors engaged Morrison, Brown, Argiz & Company to act as the Registrant's independent certified public accountants, and has dismissed DeCarlo & Company, P.A. The decision to dismiss the former accountants was approved by the Registrant's Audit Committee. The former accountant's reports for the Registrant did not contain any adverse opinion, or disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles.

The Registrant contacted the former accountant pursuant to Item 304(a) of Regulation S-K immediately after filing the Form 8-K. The Accountant did not respond to this request, but the former accountant informed the Registrant in a letter date 11 December, 1998, that a dispute existed involving limitations on the audit scope of procedure, including failure to provide necessary documents and records, unreasonable delays by the Registrant, unavailabilty of the Registrant's personnel, and unreasonable timetables set by the Registrant personnel.

The Registrant disagrees with DeCarlo's assertions in this regard and maintains that DeCarlo was terminated because of personality conflicts, fee disputes, and the lack of confidence that the audit could or would be completed in timely fashion.

The Chairman of the Board of Directors of the Registrant, with the approval of the Board of Directors, has discussed the dispute with the former accountants both orally and in writing; however, an amicable resolution could not be reached. The Registrant has given full and complete authorization to the former accountants to respond fully to the inquiries of the successor accountants concerning the subject matter of such dispute. The successor accountant, Morrison, Brown, Argiz & Company has expressed an opinion with respect to the Registrant's financial statements for fiscal year 1998.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ECOS GROUP, INC.

DATE: MAY 18, 1998                          BY: /S/ CHARLES C. EVANS
                                               ----------------------
                                            CHARLES C. EVANS, CHAIRMAN

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